UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

The Honest Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HONEST®

# The Honest Company
# 2026 Proxy Statement

HONEST
LITTLE FLUSHABLES
42
HONEST
FLUSHABLE WIPES
42
HONEST
FLUSHABLE WIPES
Wipes

HONEST
2-in-1
Shampoo +
Body Wash
Orange Creamsicle
HONEST
Bubble
Bath
Orange Creamsicle
Personal Care
©Disney/Pixar

Diapers

HONEST
Hydrorich Cream
For dry to extra-dry skin
Beauty & Skincare

12130 Millennium Drive, #500
Los Angeles, CA 90094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2026
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of The Honest Company, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 21, 2026 at 8:30 a.m. Central Time through a live webcast at www.virtualshareholdermeeting.com/HNST2026. The meeting will be conducted in a virtual format only with no in-person attendance. The meeting will be held for the following purposes:
1.    To elect the Board’s three nominees for director listed in the accompanying Proxy Statement, until the 2029 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.
2.    To ratify the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026.
3.    To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
This year's Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/HNST2026 and entering the 16-digit Control Number included in your Notice of Internet Availability, proxy card, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in beginning at 8:15 a.m. Central Time, on Thursday, May 21, 2026.
The record date for the Annual Meeting is March 31, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The proxy materials, including the Proxy Statement and our 2025 Annual Report, are being distributed and made available on or about April 9, 2026.
By Order of the Board of Directors,

Brendan Sheehey
General Counsel & Corporate Secretary
Los Angeles, California
April 9, 2026

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card mailed to you if one was mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 21, 2026 at 8:30 a.m. Central Time online at www.virtualshareholdermeeting.com/HNST2026
The Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxyvote.com.

# Dear Honest Shareholders,

**Carla Vernón**
Chief Executive Officer

As I complete my third year as Chief Executive Officer, I find myself reflecting not just on where we have been, but on the clarity we have about exactly where we are going. In 2025, The Honest Company made deliberate choices that poise us to become substantially stronger over the long term. That would not have been possible without extraordinary people, and I want to begin by thanking our Honest Butterflies, the teams in Los Angeles, Las Vegas, and Minneapolis whose professionalism, resilience, and unwavering commitment to the Honest brand made everything we accomplished this year possible.

2025 was a year defined by strategic clarity. Through our Powering Honest Growth initiative, we exited our direct-to-consumer fulfillment on Honest.com, our apparel category, and the Canadian market. These were not easy decisions. Each represented real revenue, real relationships, and the work of talented team members. But they were the right decisions, because they freed us to concentrate our full power on the products and channels where the Honest brand has a genuine right to win.

The Honest Company enters 2026 as a more focused organization with a stronger financial foundation, a simplified cost structure, and a clearer path to the margin profile needed to reinvest, innovate, and deliver market share growth.

**2025 & Recent Financial Highlights[1]**

- Revenue of $371 million, down 1.9%; Organic Revenue of $294 million, up 5.3% year-over-year, in line with our long-term algorithm and driven by double-digit unit sales growth in wipes and personal care
- Gross margin of 33.3%, down 51 basis points year-over-year; Adjusted Gross Margin of 38.7%, up 50 basis points year-over-year
- Net loss of $16 million; Adjusted EBITDA of $22 million, in line with our updated guidance
- Closed 2025 with $90 million in cash and zero debt; our Board of Directors authorized an inaugural $25 million share repurchase program in February 2026

These results demonstrate real momentum for our underlying business. While Honest began as a brand centered largely on households with babies, our strength and scale in wipes and personal care has now expanded to include households with babies, big kids and even no kids at all. This broad strength has allowed our wipes and personal care businesses to materially outpace category benchmarks and reflects the fact that the Honest Brand is for everyone. As we scale across household types and categories, the resulting financial strength is the direct result of the operating discipline we have built over three years and the deliberate portfolio choices we made in 2025 to focus on where we win.

The confidence reflected in our share repurchase program is the same confidence I feel every day in the foundation we have built: a debt-free balance sheet, improving cash generation, and a consumer base that is growing. These are the building blocks of long-term value, and they position us well to deliver on what we have committed to shareholders.

**2025 Business Highlights[2]**

- **Portfolio Momentum**: Overall Honest consumption grew 5% and household penetration reached an all-time high of 7.6%, with our higher-margin, higher-growth wipes and personal care portfolios delivering consumption growth of 25% and 12% respectively.
- **Growing with Baby and Little Kid Households**: We ended 2025 as the leading natural wipes and baby personal care brand in the U.S. While our leadership and growth is now anchored by our baby wipes and personal care products, diapers remain a crucial way we introduce our brand to new families. We are strengthening our value equation through thoughtful pricing investments and improved price-pack architecture, while continuing to deliver uncompromised quality, fit, and style.
- **Growing Beyond Baby**: With 54% of Honest buyers coming from households without children, we believe Honest has a very balanced household penetration across households with kids and households without. With a fast growing flushable wipes business, which grew 175% in 2025, adults are discovering Honest's high standard of clean for their own uses. And, our partnership with Disney and Pixar provided the perfect launch pad for Honest into the Big Kid aisle with our new Toy Story collection of six personal care products, making Honest a brand for families across every stage of life, from babies to kids at heart.
- **Powering Honest Growth — a Force Multiplier for Our Strategy**: The program accelerated all three of our strategic pillars, Brand Maximization, Margin Enhancement, and Operating Discipline, by sharpening our focus, improving profitability, streamlining our operations, and concentrating our resources on the categories and channels where Honest has a genuine right to win.
- **Strengthened Leadership**: With the addition of Curtiss Bruce as Chief Financial Officer and Etienne Von Kunssberg as Senior Vice President of Supply Chain, we have added seasoned consumer products leaders to sharpen our systems and teams.

**Looking Ahead**

As we move into 2026, we do so with a clear mandate and real momentum. The restructuring and portfolio simplification work of 2025 was not a pause in our story. It was an acceleration of it. We expect the momentum we built in wipes and personal care to continue, supply chain efficiencies to strengthen our cost structure as the year progresses and Powering Honest Growth to deliver meaningful savings, freeing resources to reinvest in the innovation and distribution that will drive our next chapter of growth.

I joined this company because I believed it could be something rare: a company that is genuinely better for people and genuinely better for business, at the same time. The results of 2025 reinforce that belief, and I am confident in our ability to deliver long-term value for every shareholder who has placed their trust in us.

Thank you.

Sincerely,

**Carla Vernón**
Chief Executive Officer

[1]Organic Revenue, Adjusted Gross Margin and Adjusted EBITDA are non-GAAP financial measures. See Annex A to the Proxy Statement for information on how we calculate and define these non-GAAP financial measures, including a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.

[2]All consumption data reflects Circana MULO+ for the 52 weeks ending 01.04.26; household penetration provided by Numerator Insights for the 52 weeks ending 12.28.25

THE HONEST COMPANY, INC.

12130 Millennium Drive, #500
Los Angeles, CA 90094
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
May 21, 2026
MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors named herein	6	Plurality of the votes of the shares present virtually or represented by proxy	For each director nominee
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026	16	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

Forward-Looking Statements
This proxy statement contains forward-looking statements about us and our industry which involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Such statements may include, but are not limited to, statements concerning our ability to achieve or sustain profitability, building upon the distinctive elements of the Honest brand, our increase in revenue and market share, the growth potential of the Honest brand, Powering Honest Growth initiative in driving growth, performance of specific product categories, users’ trust in our brand, our strengthening financial foundation, strengthening of supply chain efficiencies, cost structure improvements, and our focus on driving shareholder value. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this proxy statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.
The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 25, 2026 (“Annual Report”), and subsequent filings with the Securities and Exchange Commission. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no obligation to update any forward-looking statements made in this proxy statement to reflect events or circumstances after the date of this proxy statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of The Honest Company, Inc. (sometimes referred to as the “Company” or “Honest”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 9, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 20, 2026.
How do I attend the Annual Meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/HNST2026. The meeting will be conducted in a virtual format only with no in-person attendance. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/HNST2026.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 31, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/HNST2026 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card if one was mailed to you or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 21, 2026.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/HNST2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 11, 2026 and until the meeting, stockholders should email Legal@thehonestcompany.com.
Where can we get technical assistance?
If you have difficulty accessing the meeting, please use the technical assistance phone number displayed on the virtual meeting registration page at www.virtualshareholdermeeting.com/HNST2026 where technicians will be available to help you.
1.

For the Annual Meeting, how do we ask questions of management and the Board?
We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business during the Annual Meeting. If you are a stockholder, you may submit a question during the Annual Meeting through www.virtualshareholdermeeting.com/HNST2026.
We will post answers to stockholders’ questions that are relevant to our business received before and during the Annual Meeting on our Investor Relations website shortly after the meeting.
If I miss the Annual Meeting, will there be a copy posted online?
Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at investors.honest.com and remain for at least one year.
Who can vote at the Annual Meeting?
Only stockholders of record or beneficial owners of shares of our common stock at the close of business on March 31, 2026 will be entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the record date. If on March 31, 2026, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If on March 31, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm bank or other similar organization, then you are a beneficial owner of shares held in “street name.” See “How do I vote?” below on how to vote your shares depending on if you are a stockholder of record or a beneficial owner of shares held in “street name.” On the record date, there were 112,331,837 shares of common stock outstanding and entitled to vote.

What am I voting on?
There are two matters scheduled for a vote:
•Election of three directors as listed herein (Proposal 1); and
•Ratification of selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026 (Proposal 2).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or nominee:
Stockholder of Record: Shares Registered in Your Name
If on March 31, 2026, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote at the Annual Meeting, or you may vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/HNST2026. You will need to enter the 16-digit
2.

Control Number found on your Notice, or proxy card if one was mailed to you or in the email sending you the Proxy Statement.
•To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on May 20, 2026), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning their proxy card if one was mailed to you, as described below.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 20, 2026 to be counted.
•To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 20, 2026 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on March 31, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other similar organization, then you are a beneficial owner of shares held in “street name” and you should have received a Notice containing voting instructions from that organization rather than from Honest. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.
Follow the instructions from your broker, bank or other agent regarding how to vote the shares in your account.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2026.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card if one was mailed to you, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director and “For” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to
3.

vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Honest’s Corporate Secretary at 12130 Millennium Drive, #500, Los Angeles, CA 90094
•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 10, 2026, to The Honest Company, Inc., Attn: Corporate Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094 and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”).
With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8, including nominations subject to Rule 14a-19, our amended and restated bylaws provide that your proposal must be submitted in writing between January 21, 2027 and February 20, 2027 to The Honest Company, Inc., Attn: Corporate Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094 and comply with the requirements in our amended and restated bylaws, provided, however, that if our 2027 Annual Meeting of Stockholders is held before April 21, 2027 or after June 20, 2027, then the proposal must be received by us no earlier than 120 days prior to such Annual Meeting and no later than the later of (i) 90 days prior to the date of such
4.

meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and for the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions are not applicable with respect to Proposal 1 and will not affect the vote for Proposal 2. Withhold votes will not affect the vote for Proposal 1. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for that proposal. As discussed below, we do not expect broker non-votes on Proposal 2.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under stock exchange rules and we therefore expect broker non-votes to exist in connection with this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal because if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. There is no cumulative voting.
To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026, must receive “For” votes from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter. If you “Abstain” from voting, it will have no effect on the vote for Proposal No. 2.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of stock entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 112,331,837 shares outstanding and entitled to vote. Thus, the holders of 56,165,919 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting may be adjourned by either the chairperson of the meeting or by vote of the stockholders entitled to vote thereon.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
5.

Proposal 1

Election Of Directors
Classified Board
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director's death, resignation or removal.
The Board presently has nine members. There are three directors in the class whose term of office expires in 2026. The Nominating and Corporate Governance Committee has recommended each of Jessica Alba, Alissa Lynch and Andrea A. Turner for election as a Class II Director at the Annual Meeting. Ms. Alba, Ms. Lynch and Ms. Turner are each currently a director of the Company. Ms. Alba was previously elected by our stockholders at our 2023 Annual Meeting of Stockholders. Ms. Lynch and Ms. Turner were recommended as directors by the Nominating and Governance Committee and were identified as potential directors by a third-party search firm. If elected at the Annual Meeting, each of these nominees would serve until the 2029 Annual Meeting and until her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Honest, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The biographies of each of our nominees for election to the Board as Class II directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

The Company's Corporate Governance Guidelines provide that non-employee directors should generally serve on no more than five public company boards, and directors on the Audit Committee should serve on no more than three public company audit committees. All current directors are in compliance with these limits.

Class II Directors - Nominees for Election for a Three-year Term Expiring at the 2029 Annual Meeting
Jessica Alba, age 44
Jessica Alba is one of our founders and served as our Chief Creative Officer from our incorporation in July 2011 through April 2024, and as Chair of our Board from May 2018 to May 2021. Ms. Alba is a globally recognized and influential Mexican-American business leader, entrepreneur, advocate, actress, producer, and New York Times bestselling author. Ms. Alba serves on the board of directors of Baby2Baby, a charitable organization that provides diapers, clothes and other basic necessities to children living in poverty. She also serves on the board of directors of LA28, the Los Angeles Olympics board, and Yahoo! Inc., a media company. We believe that Ms. Alba is qualified to serve on our Board due to her knowledge and insights in founding and developing our Company in addition to her industry and consumer experience and knowledge.

Alissa Hsu Lynch, age 57

Alissa Hsu Lynch has served on our Board since December 2023. Ms. Lynch served as the Global Lead of MedTech Strategy and Solutions for Google, a technology company, from 2020 to 2023, where she worked with Fortune 500 customers to transform healthcare through technology. Previously, Ms. Lynch spent 20 years at Johnson & Johnson, working in consumer marketing, strategy, and general management roles, and most recently, from 2016 to 2020 served as Vice President, Medical Devices. Before joining Johnson & Johnson, Ms. Lynch was a professional modern dancer for six years. Ms. Lynch is a member of the Board of Trustees of American Ballet Theatre, an Executive in Residence at Columbia Business School, and is a Henry Crown Fellow of The Aspen
6.

Institute. Ms. Lynch serves on the board of directors of Topcon Corporation, a manufacturer of optical and positioning equipment. Ms. Lynch formerly served as a board member of Pulmonx Corporation from July 2021 through May 2024. Ms. Lynch holds an M.B.A. in General Management from Columbia Business School and an A.B. in English from Princeton University, and holds an NACD CERT Certificate in Cyber-Risk Oversight. We believe that Ms. Lynch is qualified to serve on our Board due to her significant experience in technology, consumer marketing, and her executive leadership experience.

Andrea A. Turner, age 62

Andrea A. Turner has served on our Board since December 2023. Ms. Turner served as Senior Vice President, Global Customer Service and Logistics at Mondelēz International, Inc., a confectionery, food, holding, beverage and snack food company, from 2020 to 2023, where she strategized and led logistics during the COVID-19 pandemic for the $25 billion supply chain across 80 countries. Ms. Turner was also responsible for driving teams to solve complex supply chain problems at General Mills from 2008 to 2020 and Merck & Co., Inc., a pharmaceutical company, from 1998 to 2009, delivering improved productivity and accelerating growth. She previously served as the Chair of the 2016 Minneapolis Martin Luther King Celebration, the largest fundraising event in Minneapolis and previously served on the boards of directors of GS1, People Serving People, and Mainstreet School of the Arts. Ms. Turner received a Bachelor of Industrial Engineering from Georgia Institute of Technology and a B.S. in Mathematics from Spelman College. We believe that Ms. Turner is qualified to serve on our Board due to her extensive experience in consumer-packaged goods and global supply chain and operations, and her executive leadership experience.

The Board of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Class III Directors - Continuing in Office Until the 2027 Annual Meeting
Katherine Bayne, age 59

Katherine Bayne has served as a member of our Board since October 2018. Since February 2019, Ms. Bayne has served as a Senior Advisor with Guggenheim Securities, the investment banking and capital markets division of Guggenheim Partners, LLC, a global investment and advisory financial services firm. Since March 2018, Ms. Bayne has also served as founder and President of Bayne Advisors, an advisory firm that helps brands and businesses find their strategic identities, drive sustained consumer engagement and innovate for transformative results. Prior to serving in her current roles, from 1989 to 2018, Ms. Bayne served in numerous roles at The Coca-Cola Company, a beverage company, focused on consumer strategy, retail marketing and consumer marketing in the United States, Australia and globally, most recently serving as the company’s President, North America Brands, from 2013 to 2015 and Senior Vice President, Global Center, from 2015 to 2018. Ms. Bayne previously served as a member of the board of directors for Ascena Retail Group, Inc., Ann Inc., Beazer Homes USA Inc., Acreage Holdings, Inc., and Eargo, Inc. Ms. Bayne is also a member of the board of visitors for the Fuqua School of Business at Duke University, and serves on the board of directors of the Cox School of Business at Southern Methodist University. Ms. Bayne holds a B.A. in Psychology from Duke University and an M.B.A. from Duke University’s Fuqua School of Business. We believe that Ms. Bayne is qualified to serve on our Board due to her strong background in consumer strategy, retail and consumer marketing and brand management.

Susan Gentile, age 59

Susan Gentile has served on our Board since May 2021. Ms. Gentile is the Managing Director and Chief Financial Officer at Advent International, a private equity firm. Prior to joining Advent International in August 2022, Ms. Gentile was the Chief Financial and Administrative Officer at H.I.G. Capital Management, LLC, a global alternative asset investment firm. Prior to joining H.I.G. Capital Management in May 2018, Ms. Gentile served as Managing Director and Chief Accounting Officer at Oaktree Capital Management, a global alternative investment firm, from October 2013 to March 2018. Ms. Gentile also held various management roles at The Clorox Company from March 2006 to September 2013. Prior to joining The Clorox Company, Ms. Gentile served in roles at Levi Strauss & Co., Motorola, Inc. and Deloitte & Touche LLP. Ms. Gentile holds a B.S.B.A. in Finance from Boston University and is a Certified Public Accountant. We believe that Ms. Gentile is qualified to serve on our Board due to her financial expertise and experience working with consumer product brands.

James D. White, age 65

James D. White has served as Chair of our Board since May 2021. From 2008 to 2016, Mr. White served as the Chair, President and Chief Executive Officer of Jamba, Inc., a restaurant company. Mr. White also served as Senior
7.

Vice President and General Manager of Safeway, Inc., a U.S. supermarket chain, from 2005 to 2008. From 1983 to 2005, Mr. White held management roles at The Gillette Company, Inc., Nestlé S.A. and The Coca-Cola Company. Additionally, Mr. White currently serves on the board of directors of Schnucks Markets, Inc. and on the board of directors of the following public companies: The Simply Good Foods Company, and CAVA Group, Inc. Mr. White previously served on the board of directors of Medallia, Inc., Adtalem Global Education Inc., Panera Bread Company, Callidus Software Inc., and Hillshire Brands Company and Affirm Holdings Inc. Mr. White’s non-profit board experience includes Directors Academy, where he is a founding member and chair of the board of directors, Chief Executives for Corporate Purpose (CECP) where is a member of the board of directors, as well as Fair Trade USA, where he previously served as chair of the board of directors. Mr. White previously served on the non-profit boards of directors of the Nasdaq Entrepreneurial Center, The Organic Center and the Network of Executive Women. Mr. White is also the Co-Founder and CEO of JD White Design Labs, Inc., a company that works with boards and management teams on culture design, transformation, change, and building high performance teams. Mr. White received a B.S. degree, with a major in marketing, from The University of Missouri and an M.B.A. from Fontbonne University. Mr. White is also a graduate of the Cornell University Food Executive Program and was a Stanford University Distinguished Careers Institute Fellow in 2018. We believe that Mr. White is qualified to serve on our Board due to his experience as a public company director and his experience as a consumer products executive.

Class I Directors - Continuing in Office Until the 2028 Annual Meeting

Michael Barkley, age 59

Michael Barkley has served on our Board since December 2023. Since May 2023, Mr. Barkley has served as an independent advisor for MJB Advisory LLC, a management consulting company focused on the needs of high growth food and beverage brands. Mr. Barkley served as the former Chief Executive Officer of KIND LLC (“KIND”), a snack food company, from 2018 to 2021. Mr. Barkley is currently a board member of the Ignatian Solidarity Network and also serves as an advisor to Prelude Growth Partners Fund, a consumer-focused growth equity fund, and Riverside Natural Foods, a snack food company. Prior to KIND, Mr. Barkley served as President of Boulder Brands, a food company, and Chief Marketing Officer of Pinnacle Foods, Inc., a packaged foods company. Mr. Barkley earned a B.S. in Commerce from the University of Virginia and an M.B.A. from the University of North Carolina. We believe that Mr. Barkley is qualified to serve on our Board due to his significant experience in consumer-packaged goods and as a purpose-driven executive leader.

John R. (Jack) Hartung, age 68
John R. (Jack) Hartung has served on our Board since May 2022. Mr. Hartung recently retired from his role as Special Advisor to Chipotle Mexican Grill (“Chipotle”), a restaurant company, where he had the Special Advisor role from June 2025 until March 2026, after serving as the President and Chief Strategy Officer of Chipotle from October 2024 to June 2025. Prior to that, he served at Chipotle as Chief Financial Officer from 2002 to 2022, and as Chief Financial and Administrative Officer from August 2022 to October 2024. Prior to joining Chipotle, Mr. Hartung worked for 18 years at McDonald’s Corp., a global food service retailer, where he held a variety of management positions, most recently as Vice President and Chief Financial Officer of its Partner Brands Group. In addition, Mr. Hartung serves on the Board of Directors of Portillos Inc., a restaurant chain, and on the Board of Directors of Tesla, Inc., an electric vehicle and clean energy company. Mr. Hartung has a B.S. degree in accounting and economics as well as an M.B.A. from Illinois State University. We believe that Mr. Hartung is qualified to serve on our Board because of his expertise overseeing financial and reporting functions at multiple public companies, and as a prior chief financial officer at a public company, along with his extensive public company leadership experience.

Carla Vernón, age 55
Carla Vernón joined Honest as Chief Executive Officer on January 9, 2023 and has served on our Board since January 25, 2023. Prior to joining Honest, Ms. Vernón served as the Vice President of Consumables Categories at Amazon.com, Inc. (“Amazon”), an e-commerce company, from January 2021 to December 2022 where she had Profit and Loss (“P&L”) responsibility for Household Essentials, Wellness, Beauty, Baby, Food and Beverage categories on Amazon.com, as well as responsibility for technology development for those categories. Prior to joining Amazon, Ms. Vernón spent more than two decades in various P&L leadership roles at General Mills, Inc. (“General Mills”), a food manufacturing company. Most recently at General Mills, Ms. Vernón served as a Corporate Officer and the Operating Unit President of the Natural & Organic Division from July 2017 to April 2020. In this role, she had full management and P&L responsibility for a $900 million portfolio of highly regulated ESG (Environmental, Social and Governance) brands including Annie's Organic, Cascadian Farm, Epic Provisions, and Muir Glen, as well as leadership for establishing General Mills' leadership in regenerative agriculture. Ms. Vernón serves on the Board of Directors of Hasbro, Inc., a public global play and entertainment company, and on the Board
8.

of Trustees for The Smithsonian National Museum of the American Latino, and previously served on the Board of Trustees for Princeton University from 2020 to 2024. Ms. Vernón holds a B.A. degree in Ecology and Evolutionary Biology from Princeton and an M.B.A. from Texas McCombs School of Business. We believe that Ms. Vernón is qualified to serve on our Board because of her leadership experience at prior consumer product companies and focus on technology development, as well as her role as Chief Executive Officer of the Company which provides valuable insight into the day-to-day operations at the Company.

Board Diversity
The Company endeavors to have a Board representing diverse backgrounds and a wide range of professional experiences in areas that are relevant to the Company’s business and its status as a public company. Accordingly, the Board is committed to seeking out highly qualified candidates of diverse backgrounds and perspectives.

As of our record date, 78% of our directors were women or racially or ethnically diverse individuals. We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of The Board
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, our Board has determined that none of our current directors, other than Carla Vernón, our Chief Executive Officer, and Jessica Alba, our former Chief Creative Officer, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Transactions with Related Persons and Indemnification.”

Board Leadership Structure
Our Board has an independent chair, Mr. White, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor and assess the Company's risk exposure and whether management’s actions are in the best interests of the Company and its stockholders. The Company believes that Mr. White's prior experience as a Board Chair at Jamba Inc. and as a Lead Independent Director at Affirm Holdings, Inc. provides the Board with experience in risk identification and business oversight. The Board Chair also leads executive sessions, without management present, at every regularly scheduled Board meeting. These executive sessions are also held by each of the Board's committees at each regularly scheduled committee meeting. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance
9.

with legal and regulatory requirements and receives updates from the Company's General Counsel on any pending litigation and whistleblower hotline complaints. The Audit Committee reviews and approves any related party transactions. Our Board addresses the Company’s cybersecurity risk management as part of its general oversight function. The Audit Committee has primary responsibility for overseeing the Company's cybersecurity risk management, including oversight of mitigation of risks from cybersecurity threats. The Audit Committee is responsible for reviewing the Company's financial reporting of cybersecurity risks and incidents in accordance with SEC rules. The Audit Committee receives regular reports from the Vice President of Technology concerning the Company’s significant cybersecurity threats and risk and the processes the Company has implemented to address them. The Audit Committee also has access to various reports, summaries or presentations related to cybersecurity threats, risk and mitigation. The Audit Committee reports to the full Board on cybersecurity matters as appropriate. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also reviews potential conflicts of interest, evaluates the Board's leadership structure and Chief Executive Officer succession, and oversees the Company's ESG activities. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and reviews management succession planning for executive officers other than the Chief Executive Officer. Typically, the entire Board meets with the Company’s employees responsible for risk management at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The General Counsel coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Board and Committee Self Assessments
On an annual basis, the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire that asks them to consider various topics related to board and committee composition, structure, effectiveness and responsibilities and an oral evaluation is also conducted to gather feedback from the directors. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.

Meetings of The Board
The Board met eight times during the last fiscal year. Each Board member, with the exception of Jessica Alba who attended 5 of 8 Board meetings, attended 75% or more of the aggregate number of meetings of the Board and of the
10.

committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. All of our directors attended our 2025 Annual Meeting of Stockholders.

Information Regarding Committees of the Board

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2025 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Michael Barkley		X	X
Ms. Katherine Bayne	X	X**	X**
Ms. Susan Gentile	X*	X
Mr. John R. (Jack) Hartung	X	X**	X**
Ms. Alissa Hsu Lynch	X		X
Ms. Andrea A. Turner	X	X
Mr. James D. White			X**
Total meetings in fiscal 2025	4	5	4
________________
*    Committee Chairperson
**    Following our 2025 Annual Meeting of Stockholders on May 28, 2025, (i) Mr. Hartung transitioned from the Nominating and Corporate Governance Committee to the Compensation Committee and became the Chair of the Compensation Committee; (ii) Ms. Bayne transitioned from the Compensation Committee to the Nominating and Corporate Governance Committee and became the Chair of the Nominating and Corporate Governance Committee; and (iii) Mr. White stepped down as the Chair of, but remained as a member of, the Nominating and Corporate Governance Committee.
________________

The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:
•overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits and the quality and integrity of our financial statements;
•managing the selection, engagement terms, fees, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•maintaining and fostering an open avenue of communication between management and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
11.

•developing procedures for employees to submit concerns anonymously about accounting or audit matters;
•overseeing the review and assessment of our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks;
•reviewing and approving related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee is composed of five directors: Ms. Bayne, Ms. Gentile, Mr. Hartung, Ms. Lynch and Ms. Turner. Ms. Gentile serves as the Chair of our Audit Committee. The Audit Committee met four times during 2025. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.honest.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Ms. Gentile and Mr. Hartung each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Gentile’s and Mr. Hartung's level of knowledge and experience based on a number of factors, including their respective formal education and experience in financial and executive roles.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report.
Susan Gentile, Chair
Katherine Bayne
John R. (Jack) Hartung
Alissa Hsu Lynch
Andrea A. Turner

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of four directors: Mr. Barkley, Ms. Gentile, Mr. Hartung and Ms. Turner. Mr. Hartung currently serves as the Chair of our Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq
12.

listing standards). The Compensation Committee met five times during 2025. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at investors.honest.com.
The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:
•assisting the Board in its oversight of the Company's compensation policies, plans and programs, and overall compensation philosophy;
•reviewing and determining the compensation to be paid or awarded to our executive officers, other members of senior management (in the Compensation Committee's discretion) and non-employee directors;
•reviewing and approving, or making recommendations to the Board for approval of the compensation and other terms of employment of our Chief Executive Officer, and evaluating the Chief Executive Officer’s performance in achieving corporate performance goals and objectives;
•reviewing and discussing with management our compensation disclosures;
•administering our equity and non-equity incentive plans and other benefit plans;
•overseeing the Company's compensation clawback policy;

•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•reviewing management succession plans for executive officers other than the Chief Executive Officer;

•reviewing and approving the Company's compensation peer group;

•approving the retention of compensation consultants and outside service providers and advisors; and
•assisting the Board in its oversight of the Company's policies and strategies relating to human capital management.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with the Chief People Officer and the Corporate Secretary. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not and does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee has analyzed whether the work of Semler Brossy as compensation consultant raises any conflict of interest, taking into consideration the six factors prescribed by the SEC and Nasdaq described above, and determined that the work of Semler Brossy and the individual compensation advisors employed by Semler
13.

Brossy does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards. Based on its analysis, the Compensation Committee engaged Semler Brossy as compensation consultants. The Compensation Committee requested that Semler Brossy:
•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Semler Brossy was requested by the Compensation Committee to perform analyses of competitive performance and compensation levels for a comparative group of companies created by Semler Brossy and to develop an executive compensation program and company-wide equity grant budget that aligns with the Company’s compensation strategy. At the request of the Compensation Committee, Semler Brossy also conducted individual interviews with certain members of senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Semler Brossy ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following active dialogue with Semler Brossy, the Compensation Committee approved a compensation program based on the recommendations of Semler Brossy.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his or her performance is conducted by the Compensation Committee, which determines any adjustments to his or her compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are currently, or have been at any time, one of our executive officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently composed of four directors: Mr. Barkley, Ms. Bayne, Ms. Lynch and Mr. White. Ms. Bayne currently serves as the Chair of our Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times during 2025. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at investors.honest.com. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•identifying, reviewing evaluating, communicating with and recommending that our Board approve, candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;
14.

•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•reviewing and assessing the Company’s corporate governance functions and developing a set of corporate governance guidelines applicable to the Company and monitoring compliance with such guidelines;
•overseeing the Company’s environmental, social and governance activities;
•implementing director orientation and continuing education programs;

•reviewing and evaluating with the Board and Chief Executive Officer the succession plans for the Chief Executive Officer;
•reviewing stockholder proposals submitted for inclusion in the Company's proxy statement; and

•overseeing the evaluation of the Board and its committees.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, including diversity of a candidate’s perspective and background.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will also take into account the results of the Board’s self-evaluation. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 12130 Millennium Drive, #500, Los Angeles, CA 90094 not less than 90 days nor more than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
15.

Environmental, Social and Governance
The Nominating and Corporate Governance Committee oversees the Company’s Environmental, Social and Governance (“ESG”) activities and makes recommendations to the Company to further its ESG goals. The Nominating and Corporate Governance Committee may appoint and oversee the activities of an ESG Steering Committee, composed of company leaders from across the Company and/or directors of the Company, to advance the Company’s ESG goals. The Company has made several improvements to the ESG section of its Investor Relations website, including the disclosure of key business and information technology policies and achievements.
Stockholder Communications with the Board
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders of the Company wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, CA, 90094, Attn: Corporate Secretary. The Corporate Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Code of Business Conduct and Ethics
The Company has adopted The Honest Company, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at investors.honest.com. Any amendment or waiver of the Code of Business Conduct and Ethics for executive officers or directors must be approved by the Board or the Audit Committee. The Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on the Company's website at investors.honest.com rather than by filing a Current Report on Form 8-K.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to (i) Board composition and selection including diversity, (ii) Board meetings and involvement of senior management, (iii) Chief Executive Officer performance evaluation and succession planning, and (iv) Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at investors.honest.com.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report. In addition, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading.

Hedging and Pledging Policy
As part of our Insider Trading Policy, all employees, including our executive officers, non-employee directors and designated consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions involving our securities.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that
16.

management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024, by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	For the year ended December 31,
	2025	2024
(In thousands)
Audit Fees(1)	$1,150	$1,185
Audit-related Fees(2)	2	2
Tax Fees(3)	208	140
All Other Fees(4)	—	23
Total Fees	$1,360	$1,350
________________

(1)Audit Fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
(2)Audit-related Fees include fees for license of a disclosure checklist.
(3)Tax Fees are for professional services primarily for tax compliance services.
(4)All Other Fees consist of PricewaterhouseCoopers LLP's legal fees and out-of-pocket expenses related to employee meals and travel.
Pre-Approval Policies and Procedures.
The Audit Committee adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described above subsequent to our IPO were pre-approved by the Audit Committee.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
The Board of Directors Recommends
A Vote In Favor Of Proposal 2.
17.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of March 31, 2026, are as follows:

Name	Age	Principal Occupation/ Position Held With the Company
Carla Vernón	55	Chief Executive Officer and Director
Curtiss Bruce	53	Chief Financial Officer
Dorria L. Ball	64	Chief People Officer
Etienne von Kunssberg	50	Senior Vice President, Supply Chain
Jonathan Mayle	35	Senior Vice President, Customer Sales
Brendan Sheehey	48	General Counsel
Thomas Sternweis	44	Senior Vice President, Strategy and Enterprise Development
Steve Winchell	51	Chief Innovation Officer

The biography of Ms. Vernón is set forth in “Proposal 1: Election of Directors” above.

Curtiss Bruce has served as our Chief Financial Officer since June 2025. Prior to joining Honest, from April 2023 to May 2025, Mr. Bruce served as Senior Vice President of Corporate Financial Planning and Analysis and Investor Relations at The Hain Celestial Group, a natural and organic products company, where he modernized financial systems and enhanced investor engagement. Mr. Bruce previously held senior finance roles at Keurig Dr Pepper, a beverage company, from July 2019 to March 2023, Kellogg Company, a food manufacturing company, from 2015 to 2019, Kraft Heinz, a food manufacturing company, from 2012 to 2015, and Mars, Incorporated, a confectionery, food and pet care company, from 2008 to 2012. Mr. Bruce holds an MBA in finance and supply chain from Penn State University and a bachelor's degree in accounting from Millersville University of Pennsylvania.

Dorria L. Ball has served as our Chief People Officer since January 2024 and prior to that was our interim Chief People Officer from August 2023. Prior to joining Honest, from October 2014 to January 2024, Ms. Ball served as the founder and President of Global Ballance Group, a coaching and consulting company where she specialized in leadership and organizational development for C-Suite executives from Fortune 500 companies. Prior to Global Ballance Group, from 2012 to 2015, Ms. Ball served as Vice President of Human Resources for the US Sales and Global Diversity groups of Mondelēz International, Inc., a confectionery, food, holding, beverage and snack food company. From 2000 to 2012, Ms. Ball also served as the Human Resources Business Leader at Kraft Foods for The Kraft Heinz Company, a food manufacturing company, for groups including Latin America. Ms. Ball has lent her talents to purpose-centered non-profit boards, including The Network of Executive Women and Dress for Success Worldwide. Ms. Ball graduated from Indiana University in Bloomington and holds executive coaching certifications from Columbia University and the International Coach Federation.

Etienne von Kunssberg has served as our Senior Vice President of Supply Chain since February 2025. Prior to that, Mr. von Kunssberg served as Vice President, Supply Chain and Manufacturing at Dole Packaged Foods, a global food production and distribution company, from February 2023 to February 2025, where he was responsible for U.S. transportation, manufacturing, storage, planning, procurement, customers operations, safety, and quality. Previously, from January 2022 to February 2023, Mr. von Kunssberg served as the Interim Global Chief Supply Chain Officer at WWP Beauty, a global beauty product packaging and formulation company, where he led strategic supply chain initiatives. From June 2018 until December 2021, Mr. von Kunssberg served as head of Supply Chain, North America, for Henkel, a manufacturer of consumer and industrial brands. In addition, Mr. von Kunssberg brings extensive experience from his tenure at Procter & Gamble, a consumer goods company and Coty, a beauty and personal care company. He earned his M.B.A in Logistics, Materials, and Supply Chain Management from the Paris School of Business.

18.

Jonathan Mayle has served as our Senior Vice President, Customer Sales since December 2023. From August 2023 to December 2023, Mr. Mayle served as the Company’s Vice President, Customer Sales. Before joining us, from August 2012 to August 2023, Mr. Mayle held multiple sales roles at General Mills, working with industry leading retailers such as Walmart Inc., a multinational retail corporation, from October 2018 to October 2020, Target Corporation, a retail corporation, from August 2021 to August 2023 and Dollar General Corporation, a chain of hypermarkets, from November 2014 to February 2016. While at General Mills, he also served as head of sales for the internal start-up accelerator incubator, G-Works, the internal venture studio of Gold Metal Ventures from December 2020 to August 2021. Mr. Mayle holds a B.S. from the University of Arizona.

Brendan Sheehey has served as our General Counsel since June 2020. Prior to joining us, from October 2018 to June 2020, Mr. Sheehey served as General Counsel and Corporate Secretary at Targus International LLC (“Targus”), a mobile computing accessories company, where he led the company’s legal department and oversaw its corporate governance. Prior to joining Targus, from January 2016 to October 2018, Mr. Sheehey served as Associate General Counsel at Arbonne International LLC, a nutrition, skincare, and cosmetics company, where he provided legal support to the company’s product development and marketing, international expansion, commercial contracts and mergers and acquisitions efforts. Prior to that, Mr. Sheehey served as Counsel at Sidley Austin LLP, a law firm, from July 2015 to January 2016, where he represented clients in Federal Trade Commission regulatory matters and as Corporate Counsel at Corinthian Colleges from September 2011 to July 2015, where he handled litigation and insurance matters. From September 2006 to September 2011, Mr. Sheehey served as an Associate at Sidley Austin LLP. Mr. Sheehey holds a B.A. in Geography from U.C. Santa Barbara, an M.A. in Geography from the University of South Carolina and a J.D. from University of California College of the Law, San Francisco.

Thomas Sternweis has served as our Senior Vice President of Enterprise Development and Strategy since March 2024. Prior to that he had served as Vice President of Enterprise Development and Strategy since May 2023. At Honest, Mr. Sternweis was also Vice President and General Manager of Emerging Business and Marketplace from March 2022 to May 2023, and Senior Director of Strategic Development from January 2018 to March 2022. From July 2014 to January 2018, Mr. Sternweis held roles in Corporate Development and Strategy at Mattel, Inc., (“Mattel”), a toy manufacturing and entertainment company, where he supported M&A, strategic partnerships, and Asia Pacific strategy. Prior to joining Mattel, from July 2011 to July 2014, Mr. Sternweis held roles at the Boston Consulting Group, a strategic management consulting firm, and at a private equity firm in New York. He holds a B.A. in Mathematical Methods in Social Sciences and Economics from Northwestern University, and an M.B.A. from Northwestern's Kellogg School of Management.

Steve Winchell has served as our Chief Innovation Officer since September 2024. Prior to that, Steve served as our Executive Vice President, Operations and Research and Development (“R&D”) since June 2022, where he was responsible for further integrating our supply chain and R&D processes. Prior to joining Honest, Mr. Winchell worked for The Parent Company, Inc. (“The Parent Company”), a consumer-focused company, where he served as the Executive Vice President of Product from January 2021 to June 2022, and Vice President of Product from October 2019 to January 2021. During his time at The Parent Company, Mr. Winchell established and managed the end-to-end innovation, new product process and developed the company’s strategy to diversify its product portfolio. Prior to The Parent Company, Mr. Winchell spent over 14 years at The Clorox Company, a manufacturer and marketer of professional products, from July 2005 to October 2019, where he held multiple roles in managing Burt’s Bees, Cleaning Division’s R&D, International R&D and Home Care Product Development. He also led the process development department, new product development process, and was involved in multiple supply chain initiatives. Mr. Winchell holds a B.S. in Chemistry and a M.S. in Chemical Engineering from the University of Cincinnati.

19.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2026 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Applicable percentages are based on 112,331,837 shares outstanding on March 31, 2026, adjusted as required by rules promulgated by the SEC.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 31, 2026. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.
Common stock subject to stock options currently exercisable or exercisable and restricted stock units (“RSUs”) vesting within 60 days of March 31, 2026 are deemed to be outstanding for computing the percentage ownership of the person holding these options and RSUs and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, California 90094.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Jessica Alba (1)	6,161,346	5.5%
BlackRock, Inc. (2)	5,698,570	5.1%
Named Executive Officers and Directors
Carla Vernón (3)	1,475,376	*
Curtiss Bruce (4)	50,720	*
Etienne von Kunssberg (5)	7,195	*
Jessica Alba (1)	6,161,346	5.5%
Katherine Bayne (6)	473,157	*
John R. (Jack) Hartung (7)	380,009	*
James D. White (8)	322,495	*
Susan Gentile (9)	284,416	*
Alissa Hsu Lynch (10)	235,100	*
Michael Barkley (11)	225,752	*
Andrea A. Turner (12)	217,099	*
All executive officers and directors as a group (16 persons) (13)	10,689,620	9.4%

*    Less than one percent.
20.

(1)Consists of (i) 4,253,036 shares of common stock held by the Warren Trust Dated 12/22/10, over which Ms. Alba and Mr. Cash Warren share voting and investment power as trustees, (ii) 1,170,058 shares of common stock held by Ms. Alba, (iii) 700,000 shares of common stock underlying stock options held by Ms. Alba that are exercisable within 60 days of March 31, 2026, and (iv) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(2)This information is as of September 30, 2024 and is based solely on information contained in the Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power of 5,593,564 shares of common stock and sole dispositive power of 5,698,570 shares. The address for this entity is 50 Hudson Yards, New York, New York 10001.

(3)Consists of (i) 1,246,579 shares of common stock and (ii) 228,797 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(4)Consists of 50,720 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(5)Consists of 7,195 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(6)Consists of (i) 314,905 shares of common stock; (ii) 120,000 shares of common stock underlying stock options held by Ms. Bayne that are exercisable within 60 days of March 31, 2026; and (iii) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(7)Consists of (i) 341,757 shares of fully-vested deferred RSUs and (ii) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026. Mr. Hartung has elected to have the settlement of his vested RSUs deferred until the earlier of (a) immediately prior to a “change in control” (as defined in the Non-Employee Director Compensation Policy) or (b) within 60 days of his “separation date” (as defined in the Non-Employee Director Compensation Policy) or death, whichever is earlier.

(8)Consists of (i) 284,243 shares of common stock and (ii) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(9)Consists of (i) 246,164 shares of common stock and (ii) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(10)Consists of (i) 196,848 shares of common stock and (ii) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(11)Consists of (i) 187,500 shares of common stock and (ii) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(12)Consists of (i) 178,847 shares of common stock and (ii) 38,252 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

(13)Consists of (i) 9,113,413 shares of common stock held by our current directors and executive officers as a group, (ii) 862,500 shares of common stock issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2026, and (iii) 713,707 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 31, 2026.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.
To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, since January 1, 2025, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

21.

EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2025 were:
•Carla Vernón, our Chief Executive Officer,
•Curtiss Bruce, our Chief Financial Officer, and
•Etienne von Kunssberg, our SVP, Supply Chain.
As an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”), we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or certain other compensation information as permitted by the rules of the SEC. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.
We expect to cease qualifying as an emerging growth company at the end of fiscal year 2026. Accordingly, beginning with the proxy statement for our 2027 Annual Meeting of Stockholders, we anticipate providing a Compensation Discussion and Analysis, a Compensation Committee Report, and submitting executive compensation matters to stockholders for advisory votes as required by applicable SEC rules. The Compensation Committee is actively preparing for this transition.
Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2025 and 2024, compensation awarded to, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ms. Carla Vernón, Chief Executive Officer	2025	773,462	—	3,139,166	219,800	13,518	4,145,946
	2024	725,000	—	3,683,758	884,000	9,760	5,302,518
Mr. Curtiss Bruce, Chief Financial Officer (5)	2025	269,231	212,500	1,030,630	58,000	11,484	1,581,845
	2024	—	—	—	—	—	—
Mr. Etienne von Kunssberg, SVP, Supply Chain (6)	2025	286,731	43,000	585,971	51,000	11,536	978,238
	2024	—	—	—	—	—	—
________________

(1)     For 2025, represents: (i) for Mr. Curtiss, sign-on bonuses; and (ii) for Mr. von Kunssberg, a sign-on bonus and the discretionary portion of his 2025 cash bonus. See “— Narrative to the Summary Compensation Table — Sign-On Bonuses” and “— Narrative to the Summary Compensation Table — Non-Equity Incentive Plan Compensation” below for details.
(2)     Amounts reported represent the aggregate grant date fair value of the RSUs granted to our named executive officers, computed in accordance with the provisions of ASC Topic 718. The assumptions used in calculating the grant date fair value of these stock awards are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 25, 2026. The reported amounts reflect the accounting cost for these stock awards and do not reflect the actual economic value that may be realized by the named executive officers.
(3)    Reflects non-equity incentive plan compensation paid to Ms. Vernón, Mr. Bruce, and Mr. von Kunssberg for the achievement of pre-established corporate performance goals during fiscal year 2025. See “—Narrative to the Summary Compensation Table —Non-Equity Incentive Plan Compensation” below for a description of the material terms pursuant to which the non-equity incentive plan compensation for 2025 was awarded.
(4)    For 2025, represents: (i) for Ms. Vernón, $1,950 for tax preparation services, $11,400 for matching contributions made by us under our 401(k) plan and $168 for life insurance policy premiums paid by us; (ii) for Mr. Bruce, $11,400 for matching contributions made by us under our 401(k) plan and $84 for life insurance policy
22.

premiums paid by us; and (iii) for Mr. von Kunssberg, $11,400 for matching contributions made by us under our 401(k) plan, and $136 for life insurance policy premiums paid by us.
(5)    Mr. Bruce commenced employment with us on June 2, 2025.
(6)    Mr. von Kunssberg commenced employment with us on February 24, 2025.

Narrative to Summary Compensation Table
Annual Base Salary
Our named executive officers receive an annual base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The 2025 annual base salaries for our named executive officers were as follows: (1) $785,000 for Ms. Vernón; (2) $500,000 for Mr. Bruce; and (3) $355,000 for Mr. von Kunssberg.
Non-Equity Incentive Plan Compensation
We have historically provided our executives with the eligibility to earn an annual cash bonus based upon the achievement of pre-established corporate performance goals. Our executive officers, including our named executive officers, participated in our annual short-term incentive compensation program during fiscal year 2025. The 2025 target bonus opportunities (expressed as a percentage of base salary) for our named executive officers were as follows: (1) 100% for Ms. Vernón; (2) 70% for Mr. Bruce; and (3) 55% for Mr. von Kunssberg.
Under the terms of the 2025 bonus program, 50% of our named executive officers' respective bonus opportunities was based on the Company's achievement of predetermined financial goals for two performance measures — net revenue and adjusted EBITDA — and the remaining 50% was based on the Company's achievement of five equally-weighted operating priorities: expanding retail distribution and penetration; driving profit accretive revenue growth from baby, mom, and kid categories; accelerating profit accretive revenue growth in adult and all-family categories; delivering executional excellence and operating discipline; and executing The Honest Company's mission across people, purpose, and culture. The Compensation Committee also retained discretion to modify each named executive officer's bonus payout upward or downward by up to 15% based on its assessment of the individual's performance.
In February 2026, the Compensation Committee determined that the Company did not achieve the net revenue and adjusted EBITDA goals, resulting in no payout with respect to the financial goals component of the 2025 bonus program. The Compensation Committee also determined that the Company partially achieved all five of the operating priorities, resulting in a weighted payout for each named executive officer equal to 28% of their respective target bonus opportunities in 2025. In addition, in recognition of Mr. von Kunssberg's exceptional performance in 2025, the Compensation Committee approved a 15% upward modifier to his bonus payout. The 2025 cash bonuses awarded to Mr. Bruce and Mr. von Kunssberg were prorated based on their respective periods of service during 2025. Each named executive officer's 2025 cash bonus is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and the discretionary portion of Mr. von Kunssberg's 2025 cash bonus is reflected in the Bonus column of the Summary Compensation Table.

Sign-On Bonuses
We may provide sign-on bonuses, retention bonuses, or relocation benefits to attract and retain top executive talent. In connection with their respective hires during 2025, we provided sign-on bonuses to Mr. Bruce and Mr. von Kunssberg, each of which is subject to repayment if the executive resigns without “good reason” or is terminated for “cause” (each as defined in Mr. Bruce and Mr. von Kunssberg's respective employment agreements) within 12 months of the payment. Mr. Bruce received $212,500 and Mr. von Kunssberg received $35,000 in sign-on bonuses in 2025, as reflected in the Bonus column of the Summary Compensation Table.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We also believe that our equity awards are an important retention tool for our executives. Prior to our IPO, we granted stock options for this purpose; following
23.

the completion of our IPO, we have used RSUs for this purpose because they reward our executives for superior stock performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price. We award RSUs broadly to our employees. Grants to our executives and other employees are made at the discretion of our Board and are generally made during the first quarter of the year for current employees and the quarter of hire for new employees.
Prior to our IPO on May 7, 2021, all of the stock options and RSUs we have granted were made pursuant to our 2011 Plan. Following completion of our IPO, we have granted equity incentive awards under the terms of our 2021 Plan.
Other Compensation Matters

Clawback Policy

The Company adopted a clawback policy in compliance with the Dodd-Frank Act, Exchange Act Rule 10D-1 and Nasdaq Listing Rule 5608, effective October 2, 2023. The policy applies to “Incentive Compensation,” defined as any compensation granted, earned, or vested based wholly or in part on the attainment of a “Financial Reporting Measure,” which includes GAAP-based measures as well as stock price and total stockholder return. The clawback obligation is triggered when the Company is required to prepare an “Accounting Restatement” due to material noncompliance with any financial reporting requirement under the securities laws, and recovery is required regardless of whether the covered officer, defined as current and former executive officers, engaged in any misconduct or was at fault. The amount subject to recovery is the excess of what was actually received over what would have been received based on the restated financials, calculated on a pre-tax gross basis. The look-back period covers the three completed fiscal years immediately preceding the Accounting Restatement Date (plus any transition period of less than nine months resulting from a fiscal year change), though it does not reach back to fiscal years completed before the policy's October 2, 2023 effective date. There has been no recoupment triggered since the policy's effective date.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Since our IPO in 2021, we have granted equity awards in the form of RSUs. The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Outstanding Equity Awards at Fiscal Year End
The following table shows for the fiscal year ended December 31, 2025, certain information regarding outstanding equity awards for the named executive officers.
Outstanding Equity Awards At December 31, 2025

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Ms. Carla Vernón, Chief Executive Officer	3/21/2023 (2)	-	-	-	-	576,637	1,487,723
	2/29/2024 (3)	-	-	-	-	668,424	1,724,534
	2/27/2025 (4)	-	-	-	-	627,206	1,618,191
Mr. Curtiss Bruce, Chief Financial Officer	7/1/2025 (5)	-	-	-	-	202,880	523,430
Mr. Etienne von Kunssberg, SVP, Supply Chain	3/16/2025 (4)	-	-	-	-	115,122	297,015
________________

24.

(1)    The dollar amounts shown in this column are determined by multiplying the number of shares shown in the preceding column by $2.58, the closing price of our common stock on December 31, 2025, the last day of our fiscal year.
(2)    25% of the shares underlying this RSU award vested on March 4, 2024 and the remaining shares vest in 12 equal quarterly installments thereafter, subject to continued service with us through the applicable vesting dates.

(3)    25% of the shares underlying this RSU award vested on March 4, 2025 and the remaining shares vest in 12 equal quarterly installments thereafter, subject to continued service with us through the applicable vesting dates.

(4)    25% of the shares underlying this RSU award vested on March 4, 2026 and the remaining shares vest in 12 equal quarterly installments thereafter, subject to continued service with us through the applicable vesting dates.
(5)    25% of the shares underlying this RSU award vest on May 19, 2026 and the remaining shares vest in 12 equal quarterly installments thereafter, subject to continued service with us through the applicable vesting dates.
Employment Agreements with our Named Executive Officers
Below are descriptions of the material terms of our employment agreements with our named executive officers, including the severance terms, which are described below under “Potential Payments Upon Termination or Change in Control.” Each of our named executive officers has executed a form of our standard confidential information and inventions assignment agreement.
Agreement with Carla Vernón
On December 12, 2022, we entered into an employment agreement with Ms. Vernón, our Chief Executive Officer. The employment agreement became effective on January 9, 2023, has no specific term and provides that Ms. Vernón is an at-will employee. Ms. Vernón’s annual base salary was $725,000 as of the effective date of the agreement. Ms. Vernón is eligible for an annual discretionary bonus with a target amount of 100% of her then current annual base salary. Pursuant to the agreement, Ms. Vernón received an initial RSU grant with a value of $5,166,667, or 1,845,238 shares of common stock, which vests as to 25% of the RSUs on the Company’s first quarterly vesting date following the first anniversary of the grant date and in equal 6.25% quarterly installments thereafter.
Agreement with Curtiss Bruce
On April 17, 2025, we entered into an employment agreement with Mr. Bruce, our Chief Financial Officer, who succeeded Mr. Loretta, our former Chief Financial Officer, on June 2, 2025. The employment agreement became effective on June 2, 2025, has no specific term and provides that Mr. Bruce is an at-will employee. Mr. Bruce’s annual base salary was $500,000 as of the effective date of the agreement. Mr. Bruce is eligible for an annual discretionary bonus with a target amount of 70% of his then current annual base salary. Pursuant to the agreement, Mr. Bruce received an initial RSU grant with a value of $1,000,000, or 202,880 shares of common stock, which vests as to 25% of the RSUs on May 19, 2026 and 1/12th of the remainder vest in 12 equal quarterly installments thereafter.
Agreement with Etienne von Kunssberg

On January 8, 2025, we entered into an employment agreement with Mr. von Kunssberg, our SVP, Supply Chain. The employment agreement became effective on February 24, 2025, has no specific term and provides that Mr. von Kunssberg is an at-will employee. Mr. von Kunssberg’s annual base salary was $355,000 as of the effective date of the agreement. Mr. von Kunssberg is eligible for an annual discretionary bonus with a target amount of 55% of his then current annual base salary. Pursuant to the agreement, Mr. von Kunssberg received an initial RSU grant with a value of $650,000, or 115,122 shares of common stock, which vests as to 25% of the RSUs on March 4, 2026 and 1/12th of the remainder vest in 12 equal quarterly installments thereafter.

Potential Payments Upon Termination or Change in Control
As of December 31, 2025, each of our named executive officers was eligible for severance benefits under his or her employment agreement with us upon termination of employment under certain circumstances, as described below.

Under the terms of her employment agreement, if Ms. Vernón were terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason” (as such terms are defined in her employment agreement),
25.

she would be entitled to receive: (a) cash severance in an amount equal to (i) 12 months of her then-current base salary, plus (ii) her target annual bonus amount for the year in which the termination occurs; (b) COBRA group health insurance premiums for 12 months; and (c) with respect to any time-based equity awards granted at least 12 months prior to the termination date, the vesting of such awards will be accelerated as to the portion of such awards that would have vested during the 12-month period following the termination.

Under the terms of his employment agreement, if Mr. Bruce is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason” (as such terms are defined in his employment agreement), he will be entitled to receive: (a) cash severance in an amount equal to (i) 12 months of his then-current base salary, plus (ii) a pro rata portion of his annual bonus for the year in which the termination occurs, based on the achievement of applicable corporate and/or individual objectives and milestones; and (b) COBRA group health insurance premiums for 12 months.

Under the terms of his employment agreement, if Mr. von Kunssberg is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason” (as such terms are defined in his employment agreement), he will be entitled to receive: (a) cash severance in an amount equal to 6 months of his then-current base salary; and (b) COBRA group health insurance premiums for 6 months.

The severance benefits described above are conditioned upon the named executive officer signing and not revoking a separation agreement and release of claims by no later than the sixtieth (60th) day after the employment termination, and resigning from all positions and terminating any relationships as an employee, advisor, officer, or director with us and any of its affiliates as of the date of termination.

In February 2026, the Compensation Committee approved and adopted The Honest Company, Inc. Severance Plan (the “Severance Plan”), pursuant to which our Chief Executive Officer, and certain other officers of the Company, including the named executive officers (each, including the Chief Executive Officer, a “covered officer”), will be eligible to receive certain severance benefits as described in the Severance Plan. Among other eligibility conditions, a covered officer must sign and return a participation agreement to be eligible to participate in the Severance Plan. The Severance Plan supersedes and replaces the severance provisions in our named executive officers' respective employment agreements, as described above.

Under the terms of the Severance Plan, in the event the Company terminates a covered officer's employment without “cause” (as defined in the Severance Plan) (other than due to death or “disability” (as defined in the Severance Plan)) or the covered officer resigns for “good reason” (as defined in the Severance Plan), in either case during the three month period prior to and ending 12 months following the date of a “change in control” (as defined in the Severance Plan) of the Company (the “change in control period”), and the covered officer timely executes a general release of claims against the Company, the covered officer will receive the following severance benefits:

•a lump sum payment equal to one times annual base salary and target cash bonus (two times in the case of the Chief Executive Officer);
•a lump sum payment equal to the covered officer's target annual cash bonus for the year of termination, prorated for the number of days worked during the year;
•payment of COBRA premiums for continued health care coverage for a period of up to 12 months (up to 18 months in the case of the Chief Executive Officer; and
•full accelerated vesting of outstanding equity awards (based on the higher of target or, if measurable, actual performance for performance-based equity awards for which the performance period has not been completed, unless otherwise provided in an individual award agreement).
In addition, in the event that the Company terminates a covered officer's employment without cause (other than due to death or disability) or the covered officer resigns for good reason, in either case other than during a change in control period, and the covered officer timely executes a general release of claims against the Company, the covered officer will receive the following severance benefits:

•a lump sum payment equal to one times base salary;
•a lump sum payment equal to the covered officer's target annual cash bonus for the year of termination, prorated for the number of days worked during such year; and
•payment of COBRA premiums for continued health care coverage for a period of up to 12 months.
26.

Health and Welfare Benefits and Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees, except that our named executive officers are all entitled to our payment of the full cost of premiums of such benefits. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2025 other than our 401(k) plan described below.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986 (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently match 100% of employee contributions of the first four percent of eligible compensation in order to attract and retain employees with superior talent. Employees are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Director Compensation

The following table shows for the fiscal year ended December 31, 2025 certain information with respect to the compensation of all non-employee directors of the Company. Ms. Vernón, our Chief Executive Officer, did not receive additional compensation for her service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Ms. Vernón in 2025 is reported above in the “Summary Compensation Table.”

Director Compensation for Fiscal 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Ms. Jessica Alba	50,000	186,670	236,670
Mr. Michael Barkley	62,500	186,670	249,170
Ms. Katherine Bayne (1)	80,000	186,670	266,670
Ms. Susan Gentile	77,500	186,670	264,170
Mr. John R. (Jack) Hartung (1)	75,934	186,670	262,604
Ms. Alissa Hsu Lynch (1)	70,000	186,670	256,670
Ms. Andrea A. Turner (1)	72,500	186,670	259,170
Mr. James D. White	132,033	186,670	318,703

(1)     Ms. Bayne, Mr. Hartung, Ms. Lynch, and Ms. Turner each elected to receive the aggregate cash fees he or she was otherwise entitled to receive in 2025, as determined as of January 1, 2025, in the form of an RSU award of substantially equivalent value calculated as set forth under “Equity Compensation” below: Ms. Bayne, $80,000; Mr. Hartung, $70,000; Ms. Lynch, $70,000; and Ms. Turner, $72,500. Accordingly, the following number of RSUs were granted to Ms. Bayne, Mr. Hartung, Ms. Lynch, and Ms. Turner: (i) for Ms. Bayne, an award of 10,683 RSUs with a grant date fair value of $74,033; (ii) for Mr. Hartung, an award of 9,348 RSUs with a grant date fair value of $64,782; (iii) for Ms. Lynch, an award of 9,348 RSUs with a grant date fair value of $64,782; and (iv) for Ms. Turner, an award of 9,682 RSUs with a grant date fair value of $67,096. See footnote (2) below for how the aggregate grant date fair value of these RSUs were calculated. Mr. Hartung received an additional $5,934 in fees,
27.

paid in cash, for his transition to Chair of the Compensation Committee following the 2025 Annual Meeting of Stockholders. Mr. Hartung elected to defer the settlement of his fully vested RSUs until the earlier of a “change in control” (as defined in the Non-Employee Director Compensation Policy), or within 60 days following his “separation date” (as defined in the Non-Employee Director Compensation Policy) or death, whichever is earlier. Amounts reported represent the aggregate grant date fair value of the RSUs granted to our non-employee directors in 2025, computed in accordance with the provisions of ASC Topic 718. The assumptions used in calculating the grant date fair value of these stock awards are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report. The reported amounts reflect the accounting cost for these stock awards and do not reflect the actual economic value that may be realized by the non-employee director.
(2)    Amounts reported represent the aggregate grant date fair value of the RSUs granted to our non-employee directors in 2025, computed in accordance with the provisions of ASC Topic 718. The assumptions used in calculating the grant date fair value of these stock awards are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report. The reported amounts reflect the accounting cost for these stock awards and do not reflect the actual economic value that may be realized by the non-employee directors. During 2025, 38,252 RSUs were granted to our non-employee directors for their annual grant as set forth under “Equity Compensation” below.
The table below shows the aggregate numbers of shares of our common stock subject to outstanding option awards (exercisable and unexercisable) and/or RSU awards (unvested) held as of December 31, 2025 by each non-employee director who served in such role during 2025. As of December 31, 2025, Mr. Hartung also held 334,403 fully-vested deferred RSUs.

Name	Options Outstanding at Year End	Stock Awards Outstanding at Year End
Ms. Jessica Alba	700,000	38,252
Mr. Michael Barkley	—	75,888
Ms. Katherine Bayne	120,000	38,252
Ms. Susan Gentile	—	38,252
Mr. John R. (Jack) Hartung	—	38,252
Ms. Alissa Hsu Lynch	—	75,888
Ms. Andrea A. Turner	—	75,888
Mr. James D. White	—	38,252
Narrative to Director Compensation Table
Our Board has adopted a Non-Employee Director Compensation Policy (the “Policy”), which became effective in connection with our IPO in May 2021, pursuant to which each of our directors who is not serving as an employee of the Company is eligible to receive compensation for service on our Board and committees of our Board. Our compensation committee reviews the non-employee director compensation provided in the Policy periodically and recommends changes to our board when it deems appropriate. To assist with our compensation committee’s and our board’s review, our compensation committee’s external compensation consultant prepares an assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same peer group used for executive compensation decision-making, an update in recent trends in director compensation and a review of related corporate governance best practices. We target compensation for service on our board and committees generally at the median for board service at companies in our peer group of companies. The Policy consists of the following components:
Cash Compensation
•$50,000 annual cash retainer for service as a non-employee director;
•$125,000 annual cash retainer for service as the non-executive chair of our Board;
•$70,000 annual cash retainer for service as the lead independent director;
28.

•$15,000 annual cash retainer for service as a member of the Audit Committee and $20,000 annual cash retainer for service as chair of the Audit Committee;
•$7,500 annual cash retainer for service as a member of the Compensation Committee and $15,000 annual cash retainer for service as chair of the Compensation Committee; and
•$5,000 annual cash retainer for service as a member of the Nominating and Corporate Governance Committee and $10,000 annual cash retainer for service as chair of the Nominating and Corporate Governance Committee.
The annual cash compensation amounts are payable in equal quarterly installments, in arrears on the last day of each fiscal quarter in which the service occurred, pro-rated for any partial quarter of service.
Equity Compensation
•Initial Grant: Each non-employee director who first joins our Board will be automatically granted an RSU award (the “Initial Grant”), covering a number of RSUs equal to (i) $185,000 divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Initial Grant (or if the Initial Grant is granted on the effective date of the Policy, the initial price of a share of our common stock to the public), rounded down to the nearest whole unit. Each Initial Grant will vest in three equal annual installments on the one-, two- and three-year anniversaries of the grant date, subject to the non-employee director’s continued service on each vesting date.
•Annual Grant and Prorated Annual Grant: On the date of each Annual Meeting of our stockholders, each person who is then a non-employee director will be automatically granted an RSU award (the “Annual Grant”), covering a number of RSUs equal to (i) $185,000 divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Annual Grant, rounded down to the nearest whole unit.
In addition, each non-employee director who first joins our Board on a date other than the date of an annual meeting of our stockholders, on the date the non-employee director first joins our Board, will be automatically granted an RSU award (the “Prorated Annual Grant”), covering a number of RSUs equal to (i) $185,000 multiplied by a fraction, the numerator of which equals 365 minus the total number of days, as of the grant date of such Prorated Annual Grant, that have occurred since the last Annual Meeting of our stockholders and the denominator of which equals 365, divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Prorated Annual Grant, rounded down to the nearest whole unit.
Each Annual Grant and Prorated Annual Grant will fully vest on the earlier of (i) the one-year anniversary of its grant date, and (ii) the date immediately prior to the next Annual Meeting of our stockholders following its grant date, subject to the non-employee director’s continued service through the applicable vesting date.
•Interim Annual Grant and Prorated Interim Annual Grant: Each non-employee director who first joined our Board before June 1, 2022, was automatically granted an RSU award (the “Prorated Interim Annual Grant”), on the date such non-employee director first joins our Board. Each Prorated Interim Annual Grant will cover a number of RSUs equal to (i) $185,000 multiplied by a fraction, the numerator of which equals the total number of days during the period beginning on the date the non-employee director first joined our Board and ending on June 1, 2022 and the denominator of which equals 365, divided by (ii) the average fair market value of a share of common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Prorated Interim Annual Grant, rounded down to the nearest whole unit. Each Prorated Interim Annual Grant fully vested on the earlier of (i) the date immediately prior to the Annual Meeting of our stockholders next following the grant date of the Prorated Interim Annual Grant and (ii) June 1, 2022, subject to the non-employee director’s continued service through the vesting date.
29.

•Retainer Grant: Each non-employee director may elect to forego receiving payment of all (but not less than all) of the annual cash retainers described above that he or she is otherwise eligible to receive for the period during our fiscal year that the election applies commencing on the first day of such fiscal year (or if the non-employee director makes the election in our fiscal year that the election applies, on the first day of our fiscal quarter next following our fiscal quarter in which the election is made) and ending on the last day of such fiscal year and instead receive an award of RSUs (the “Retainer Grant”), provided such election is timely made and complies with certain other requirements specified in the Policy. If a non-employee director timely makes the election described above in accordance with the Policy, on the first day of our fiscal year that the election applies (or if the non-employee director makes the election in our fiscal year that the election applies, on the first day of our fiscal quarter following our fiscal quarter in which the election is made), the non-employee director will be automatically granted a Retainer Grant covering a number of RSUs equal to the (i) aggregate amount of the annual cash retainers that the non-employee director is eligible to receive under the Policy for the applicable period to which the election applies divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Retainer Grant, rounded down to the nearest whole unit. Each Retainer Grant will vest in equal quarterly installments over the period commencing on the grant date of the Retainer Grant and ending on the last day of the fiscal year in which the Retainer Grant is granted, subject to the non-employee director’s continued service on each vesting date.
Each non-employee director may elect to defer the delivery of shares in settlement of any RSU award granted under the Policy that would otherwise be delivered to such non-employee director on or following the date such award vests pursuant to the terms of a deferral election such non-employee director makes in accordance with the Policy.
Each restricted RSU award held by a non-employee director that is granted under the Policy, including the awards described above, will fully vest upon such non-employee director’s death or “disability” (as defined in our 2021 Plan), or immediately prior to the consummation of a “change in control” (as defined in our 2021 Plan), in each case to extent such award is outstanding immediately prior to the occurrence of such event.
The aggregate value of all compensation granted or paid, to any non-employee director with respect to any fiscal year of the company, including awards granted and cash fees paid by us to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director first joins our Board during such fiscal year or is serving as the non-employee chair of our Board during such fiscal year, $1,500,000 in total value.
30.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,260,220 (1)	$5.45 (2)	13,220,423 (3)
Equity compensation plans not approved by security holders	1,012,065 (4)	-	738,806
Total	10,272,285	$5.45	13,959,229
_________________

(1)	Consists of shares underlying outstanding options and RSUs granted under our 2011 Stock Incentive Plan and our 2021 Plan, including 334,403 shares issuable upon the settlement of deferred RSUs.

(2)	The weighted-average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(3)
Includes 7,437,407 shares of common stock reserved for future issuance under our 2021 Plan and 5,783,016 shares of common stock reserved for future purchase under our 2021 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2021 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2031, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 4,498,671 shares of common stock that are available for issuance under the 2021 Plan on January 1, 2026, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2031, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, 3,525,000 shares, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 1,124,667 shares of common stock that are available for issuance under the 2021 Employee Stock Purchase Plan on January 1, 2026, which is not reflected in the table above.

(4)
Our Compensation Committee adopted the 2023 Inducement Plan (the “Inducement Plan”) on March 14, 2023 without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The Board reserved 4,000,000 shares of the Company’s common stock for issuance under the Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
The Company has adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than an employment relationship or transaction involving an executive officer and any related compensation. A “transaction” includes, but is not limited to, any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships. A related person is any person who is, or was at any time since the beginning of the Company’s last fiscal year (or, to the extent the Company is a
31.

“smaller reporting company” under applicable Securities and Exchange Commission rules, since the beginning of the fiscal year prior to the last fiscal year), (i) a director or executive officer of the Company or a nominee to become a director of the Company, (ii) an immediate family member of a director or executive officer of the Company or a nominee to become a director of the Company, or (iii) more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to such other committee of the Board designated by the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally, (f) whether the transaction complies with the terms of the Company’s agreements (including any agreements governing the Company’s material outstanding indebtedness) that limit or restrict the Company’s ability to enter into the transaction, and (g) whether the transaction may constitute a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
The following includes a summary of transactions since January 1, 2024 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Investors’ Rights, Management Rights, Voting and Co-Sale Agreements

In connection with our redeemable convertible preferred stock and common stock financing in June 2018, we entered into investors’ rights, management rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to these agreements are THC Shared Abacus, L.P., Nikolaos Vlahos, our previous Chief Executive Officer and previous member of our Board, and Jessica Alba, a member of our Board, are also parties to our voting and right of first refusal and co-sale agreements.
These stockholder agreements terminated upon the closing of our IPO in May 2021, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of: (1) five years after the completion of our IPO; and (2) with respect to any particular stockholder, such time as such stockholder can sell all of its shares under Rule 144 of the Securities Act or another similar exemption during any 90-day period and such stockholder holds less than one percent of our outstanding capital stock.
Relationships with Jessica Alba
In July 2011, we entered into the Name and Likeness Agreement with Ms. Alba, our former Chief Creative Officer and a director, pursuant to which we licensed Ms. Alba’s likeness, which, among other things, included a license for her likeness and imposed various obligations on the Company. The Name and Likeness Agreement terminated as of April 2024.
Other Transactions

32.

We have also granted stock options and RSUs to our executive officers and certain of our non-employee directors. For a description of these equity awards, see the section titled “Executive Compensation.”

Indemnification
The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Honest stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Honest. Direct your request to The Honest Company, Attn: Corporate Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094, or to Broadridge Financial Solutions, Inc. via telephone at (800) 579-1639 or via email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Carla Vernón
Chief Executive Officer and Director
April 9, 2026
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, CA 90094.

33.

ANNEX A
The Honest Company, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)

We prepare and present our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that Organic Revenue, Adjusted EBITDA, and Adjusted Gross Margin, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

We calculate Organic Revenue as net revenue, adjusted to exclude revenue from exited operations in connection with Powering Honest Growth including: (1) product revenue from our apparel line; (2) revenue from our Honest.com website as a fulfillment center; (3) revenue from sales to Canadian retailers or channels; and (4) in certain periods, revenue from other acquisitions, divestitures and product or channel exits.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) executive officer transition expenses; and (7) restructuring-related expenses in connection with Powering Honest Growth.

We calculate Adjusted Gross Margin as gross margin, adjusted to exclude the restructuring-related expenses that are included in cost of revenue on the consolidated statements of comprehensive loss in connection with Powering Honest Growth.

Organic Revenue, Adjusted EBITDA, and Adjusted Gross Margin are financial measures that are not required by, or presented in accordance with GAAP. We believe that Organic Revenue, Adjusted EBITDA, and Adjusted Gross Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Organic Revenue, Adjusted EBITDA, and Adjusted Gross Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Additionally, we believe Adjusted Gross Margin and Organic Revenue are helpful to our investors as they adjust for revenue sources that we exited in connection with Powering Honest Growth. We anticipate disclosing these measures until these costs/exited revenue streams are removed from the comparable prior period and when no additional costs are expected to be incurred in connection with Powering Honest Growth.

Organic Revenue, Adjusted EBITDA, and Adjusted Gross Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) it does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as executive officer transition expenses. Further, some of the limitations of Organic Revenue include that (1) it does not reflect our total revenue and therefore does not represent the full economic activity of our business; (2) it excludes revenue from operations that were generating cash flow and contributing to overhead absorption; and (3) the scope of excluded revenue may vary between periods, limiting comparability. Some of the limitations of Adjusted Gross Margin include that (1) it excludes cash costs that reduced the value of our inventory assets; and (2) it presents gross margin without a cost-of-revenue impact, which may not reflect our ongoing cost structure if additional charges are incurred. In addition, our use of Organic Revenue, Adjusted EBITDA, and Adjusted Gross Margin may not be comparable to similarly titled measures of other companies because they may not calculate Organic Revenue, Adjusted EBITDA, and Adjusted

34.

Gross Margin in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Organic Revenue, Adjusted EBITDA, and Adjusted Gross Margin alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of revenue, the most directly comparable financial measure stated in accordance with GAAP, to Organic Revenue, for each of the periods presented:

	For the year ended December 31,
(In thousands)	2025		2024
Reconciliation of Revenue to Organic Revenue
Revenue	$371,317		$378,340
Less revenue from:		%(1)		%(1)
Apparel	38,483	10%	46,204	12%
Honest.com	35,338	10%	48,558	13%
Canada	3,351	1%	4,310	1%
Organic Revenue	$294,145	79%	$279,268	74%
__________________
(1) Represents revenue as a percentage of total revenue.

The following table presents a reconciliation of net loss, the most directly comparable financial measures stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the year ended December 31,
(In thousands, except percentages)	2025	2024
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(15,686)	$(6,124)
Interest and other (income) expense, net	(2,979)	(282)
Income tax provision	204	75
Depreciation and amortization	2,901	2,843
Stock-based compensation	10,512	15,675
Securities litigation expense	1,292	12,440
Executive officer transition expense(1)	1,166	858
Restructuring-related costs(2)	23,996	—
Payroll tax expense related to stock-based compensation	415	373
Adjusted EBITDA	$21,821	$25,858
____________________

(1) For the year ended December 31, 2025, this includes separation, bonus and recruiting costs related to our Chief Financial Officer transition. For the year ended December 31, 2024, this includes separation costs related to the exit of our former founder and Chief Creative Officer.
(2) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the year ended December 31, 2025.

The following table presents a reconciliation of gross margin, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Gross Margin, for each of the periods presented:

35.

	For the year ended December 31,
(percent of revenue)	2025	2024
Reconciliation of Gross Margin to Adjusted Gross Margin
Gross margin	33.3%	38.2%
Restructuring-related costs(1)	5.4%	—%
Adjusted Gross Margin	38.7%	38.2%
__________
(1) Represents restructuring-related expenses that are included in cost of revenue on the consolidated statements of comprehensive loss in connection with Powering Honest Growth. Refer to the table in our Annual Report for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the year ended December 31, 2025.

36.

HONEST
Sanitizing Wipes
Lavender
Kills 99.99% of Germs
DO NOT FLUSH
50 wipes
DO NOT FLUSH
Kills 99.99% of Germs
DO NOT FLUSH
Kills 99.99% of Germs
HONEST
HONEST
Sanitizing Wipes
Grapefruit
DO NOT FLUSH
Kills 99.99% of Germs
HONEST

37.

HONEST
Clean Conscious Wipes
Fragrance Free
72 wipes

HONEST
sensitive
Rich Cream
Fragrance Free
48-Hour Moisturization
4.0 fl. oz. (120 mL)

HONEST

12130 Millenium Drive, Suite 500
Los Angeles, CA 90094

www.honest.com

38.

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93960-P46877 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**THE HONEST COMPANY, INC.**

**The Board of Directors recommends you vote FOR ALL the following nominees:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of three Class II directors to the Board of Directors, each to hold office until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Jessica Alba
02) Alissa Hsu Lynch
03) Andrea A. Turner

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the selection of PricewaterhouseCoopers LLP as The Honest Company, Inc.'s independent registered public accounting firm for the year ending December 31, 2026. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

39.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93961-P46877

**THE HONEST COMPANY, INC.**
**Annual Meeting of Stockholders**
**May 21, 2026 8:30 AM Central Time**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2026 Annual Meeting of Stockholders of The Honest Company, Inc. and the accompanying Proxy Statement, and hereby appoint(s) Curtiss Bruce and Brendan Sheehey, or either of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Honest Company, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders of The Honest Company, Inc. to be held at 8:30 AM, Central Time on May 21, 2026 via live audio webcast, and any adjournment or postponement thereof. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/HNST2026.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee in proposal 1 and FOR proposal 2. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).**

**Continued and to be signed on reverse side**

40.